UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following release was issued by Caterpillar on October 14, 2005.

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October 14, 2005

FOR IMMEDIATE RELEASE

Solar President Macier Retires;
Gosselin Moves to Solar; Mayo Elected VP

Peoria, Ill. - Caterpillar Inc. (NYSE: CAT) announced today that Solar Turbines President and Caterpillar Vice President Robert R. Macier will retire February 1, 2006.

Replacing Macier at Solar Turbines will be Stephen A. Gosselin, currently a Caterpillar vice president with responsibility for the North American Commercial Division (NACD). The Board of Directors elected William D. Mayo vice president effective Dec. 1. He will replace Gosselin.

"Bob has served Caterpillar and Solar well as a leader in a number of areas, including product engineering, control systems and business development," said Caterpillar Chairman and CEO Jim Owens. "Through his extensive knowledge of the gas turbine business, he helped guide Solar during a time of significant growth while keeping a watchful eye on costs. We will miss Bob's tireless commitment to business success and his innovative technical contributions."

Macier, 57, joined Solar in 1981 in systems engineering following a 10-year career at General Electric. He served in a number of areas within Solar before moving to Illinois to lead the hydraulics business in Joliet from 1994 to 1998. He was elected vice president in 1998 with responsibility for the Control Systems Products Division. He also led the Diversified Products Division before returning to San Diego in 2002 to lead Solar.

Steve Gosselin, 47, began his career with Caterpillar in 1979 in parts and service sales. He served in numerous capacities in parts, service and prime product marketing on both the machine and engine side of the business. In 1990, he was named an engine area manager in Jacksonville, Fla., and in 1992 he became market development manager in parts and service marketing. He served as area manager for northwest Europe based in the U.K. from 1994 to 1997. He was project leader in a critical study of distribution issues in 1997, then served as a region manager for North American engine sales and service. He moved to the North American Commercial Division (NACD) as a regional manager in 2000, and took over leadership of NACD in 2002 when he was elected vice president.

"Steve has a strong marketing and product support background in both machines and engines, making him well-suited to lead Solar," Owens said. "His international experience is important, as Solar products are sold and serviced all over the world. In addition, Steve's focus on people and commitment to teamwork have been important contributions to NACD and Caterpillar."

Bill Mayo, 53, is regional manager for Europe, based in Geneva, Switzerland - a position he's held since 2003. He joined Caterpillar in 1979 as a service trainee. He worked in the service and product support areas for much of his career. He was named fleet marketing manager for truck engines in 1991, later serving as a region manager for commercial engine sales and service. He was named general manager for the truck engine division in 1998, then served as product manager for large track-type tractors from 2001 to 2003.

"Bill has broad cross-functional experience in engine and machine marketing and in product support," Owens said. "Those experiences, his knowledge of our dealer organization, and his work as a product manager for track-type tractors make him an outstanding candidate to lead our North American Commercial Division."

Biographical Information

Robert A. Macier

Bob Macier is a Caterpillar vice president with administrative responsibility for Solar Turbines Incorporated, San Diego, Ca. Solar is the company's wholly owned subsidiary that is the world leader in manufacturing industrial gas turbines. He assumed this post in 2002.

Macier joined Caterpillar in 1981 after a decade at General Electric where he held a variety of technical and managerial positions. His early Caterpillar experience was at Solar, where he began as manager of systems engineering, eventually becoming vice president of the subsidiary in 1987.

In 1994, Macier became manager of the Hydraulics/Fabrications business unit in Joliet, Ill. In 1998, he was appointed vice president for the division specializing in hydraulic, electronic, and electrical systems and components. He then headed up Caterpillar's Diversified Products Division, which included Caterpillar's agricultural, paving and articulated truck businesses as well as Defense & Federal Products.

Macier received both undergraduate and graduate degrees in electrical engineering from Clarkson College in New York. He has also participated in the Aspen Institute, Caterpillar's Advanced Management Program and Duke University's Advanced Management Program.

He is a member of the Salvation Army Advisory Board, the United Way of San Diego Board and serves on the Board of Directors of the San Diego Regional Economic Development Corporation.

Stephen A. Gosselin

Steve Gosselin is a vice president of Caterpillar Inc. with responsibility for the company's North American Commercial Division (NACD) that is accountable for the company's North American dealer development and machine marketing. He was elected a company vice president in April 2002.

Gosselin joined Caterpillar in 1979 as parts and service sales trainee and subsequently served in many product support, machine and engine marketing related positions. In 1994, he was named area manager in Europe. From 1998 to 2000, Gosselin served as the North American Distribution manager for Engine Products Division. He was named a regional manager for NACD in 2000.

Gosselin has a bachelor's degree with a major in finance from Eastern Illinois University and completed the Northwestern University-Kellogg Advanced Executive Program. He serves as a board member for the Community Foundation of Central Illinois and is a council member for the Greater Illinois Chapter of the National Multiple Sclerosis Society.

William D. Mayo

Bill Mayo is regional manager for Europe for Caterpillar's Europe, Africa, Middle East marketing division, based in Geneva, Switzerland. Named to this position in 2003, he is responsible for developing dealers and marketing Cat machines throughout Europe.

Mayo began his career as a service trainee in 1979. He served as an engine service representative and as an engine product support representative from 1980 to 1984. From 1984 to 1991, he served in various marketing and product support positions before being named fleet marketing manager for truck engines in 1991.

He served as regional engine manager in Mossville, Illinois, from 1995 to 1998, when he was named general manager of the truck engine division. From 2001 to 2003, he served as product manager for large track-type tractors in the company's Track-Type Tractors Division.

Mayo has a bachelor's degree in oceanography from the U.S. Naval Academy. He has also completed several advanced management programs, including the Dartmouth-Tuck Executive Program in 1998.

About Caterpillar Inc.
For more than 80 years, Caterpillar Inc. has been building the world's infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2004 sales and revenues of $30.25 billion, Caterpillar is a technology leader and the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. More information is available at http://www.cat.com.

SAFE HARBOR
Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "will," or other similar words and phrases often identify forward-looking statements made on behalf of Caterpillar. It is important to note that actual results of the company may differ materially from those described or implied in such forward looking statements based on a number of factors and uncertainties, including, but not limited to, changes in economic conditions, currency exchange rates or political stability; market acceptance of the company's products and services; significant changes in the competitive environment; changes in law, regulations and tax rates; and other general economic, business and financing conditions and factors described in more detail in the company's filings with the Securities and Exchange Commission, including in its Annual Report on Form 10-K for the year ended December 31, 2004. We do not undertake to update our forward-looking statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 14, 2005	By:	/s/ James B. Buda

James B. Buda
Vice President